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EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        Cawley, Gillespie & Associates, Inc., hereby consents to the references to our firm, in the context in which they appear, and to the references to and the incorporation by reference of our summary report dated January 28, 2014 included in the Annual Report on Form 10-K of Midstates Petroleum Company, Inc. for the fiscal year ended December 31, 2013, as well as in the notes to the financial statements included therein. We hereby further consent to the incorporation by reference of the references to our firm, in the context in which they appear, and to our summary report dated January 28, 2014, into Midstates Petroleum Company, Inc.'s previously filed Registration Statement No. 333-189499 on Form S-3, Registration Statements Nos. 333-190914 and 333-190915 on Form S-4, and Registration Statement No. 333-180854 on Form S-8.

Sincerely,
/s/ Cawley, Gillespie & Associates, Inc.
Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693
March 24, 2014

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  EXHIBIT 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS